(more) May 4, 2018 Caterpillar contact: Rachel Potts Office: 224-551-4135 Mobile: 309-573-3444 Potts_Rachel_A@cat.com FOR IMMEDIATE RELEASE Caterpillar Names New Chief Financial Officer Interim CFO Announced for Transition Deerfield, Ill. – Following an extensive global search, Caterpillar Inc. (NYSE: CAT) announced today its board of directors has appointed Andrew Bonfield as chief financial officer (CFO) effective September 1, 2018. Bonfield will succeed Brad Halverson, whose retirement became effective May 4, 2018. Bonfield brings more than three decades of financial expertise to the role, most recently serving as Group CFO and board member of National Grid plc, a British multinational electricity and gas utility company. “Andrew’s global financial experience across a variety of industries will serve Caterpillar and our stakeholders well,” said CEO Jim Umpleby. “We look forward to him joining our executive office.” Prior to Bonfield’s eight years at National Grid, he was CFO at British confectionary company Cadbury plc. From 2002 to 2008, he was executive vice president and CFO of Bristol- Myers Squibb Company, an American pharmaceutical company. Bonfield’s other experience includes the role of finance director of BG Group plc and CFO of Smithkline Beecham plc. Since 2010, he has been a non-executive director and chair of the audit committee of British retailer, Kingfisher plc. Bonfield also chairs the 100 Group, which represents finance directors News

-2- (more) of the top 100 U.K. companies listed on the London Stock Exchange. Bonfield is a chartered accountant who holds a bachelor’s degree from the University of Natal in Durban, South Africa. Finance Services Division Vice President Joe Creed Named Interim CFO Effective immediately, the board of directors has appointed Finance Services Division (FSD) Vice President Joe Creed as interim CFO, a role he will assume in addition to his vice president duties. “Joe’s experience as vice president of the Financial Services Division makes him well suited to serve as interim CFO. He will bring the necessary leadership and continuity to this important transition,” said Umpleby. Creed joined Caterpillar in 1997 and has held numerous positions of increasing responsibility within Corporate Accounting, the Track-Type Tractors Division and Large Power Systems Division, where he served as senior business resource manager. He then served as chief financial officer for the Energy & Transportation segment prior to becoming FSD vice president in 2017. Creed is a certified public accountant and holds a bachelor’s degree from Western Illinois University. Once Bonfield joins Caterpillar, Creed will continue serving in his capacity as FSD Vice President. About Caterpillar For more than 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2017 sales and revenues of $45.462 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three primary segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media. Forward-looking Statements Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

-3- Caterpillar Public Release # Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) our ability to develop, produce and market quality products that meet our customers’ needs; (vi) the impact of the highly competitive environment in which we operate on our sales and pricing; (vii) information technology security threats and computer crime; (viii) additional restructuring costs or a failure to realize anticipated savings or benefits from past or future cost reduction actions; (ix) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (x) inventory management decisions and sourcing practices of our dealers and our OEM customers; (xi) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xii) union disputes or other employee relations issues; (xiii) adverse effects of unexpected events including natural disasters; (xiv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xvi) our Financial Products segment’s risks associated with the financial services industry; (xvii) changes in interest rates or market liquidity conditions; (xviii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xix) currency fluctuations; (xx) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xxi) increased pension plan funding obligations; (xxii) alleged or actual violations of trade or anti-corruption laws and regulations; (xxiii) international trade policies and their impact on demand for our products and our competitive position; (xxiv) additional tax expense or exposure including the impact of U.S. tax reform; (xxv) significant legal proceedings, claims, lawsuits or government investigations; (xxvi) new regulations or changes in financial services regulations; (xxvii) compliance with environmental laws and regulations; and (xxviii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.